SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                November 24, 2003

                                 NUI Corporation
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             (Exact name of registrant as specified in its charter)

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

           New Jersey                                001-16385                                22-3708029
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    (State or Other Jurisdiction              (Commission File Number)                     (I.R.S. Employer
         of Incorporation)                                                                 Identification Number)

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        550 Route 202-206, PO Box 760, Bedminster, New Jersey 07921-0760

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               (Address of principal executive offices) (zip code)

                                 (908) 781-0500

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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On November 24, 2004, NUI Corporation (the "Company") announced that the Company and its wholly owned subsidiary, NUI Utilities, Inc. ("NUI Utilities"), each entered into new credit facilities with Credit Suisse First Boston ("CSFB"), as sole lead arranger, and the lenders party thereto. The new credit facilities were used to refinance outstanding credit facilities of the Company and NUI Utilities, to repay the Company's outstanding senior notes and for working capital and general corporate purposes. In addition, the Company has contributed approximately $85.0 million of cash from its new credit facility to NUI Utilities to repay an intercompany receivable between the Company and NUI Utilities.

     The Company's new credit facility provides for a $255.0 million term loan which bears interest at the Company's option at either (i) the Euro-Rate (as defined in the new credit facility) plus 6.0 percent, with a 2.0 percent Euro-Rate floor; or (ii) an Adjusted Base Rate (as defined in the new credit facility) plus 5.0 percent, with a 3.0 percent floor. The new credit facility currently bears interest at 8.0 percent per annum. The new credit facility expires on November 22, 2004 and may be extended at the Company's option for one additional 364-day term, subject to certain conditions, including the extension of the maturity of NUI Utilities' medium term notes due February 1, 2005 to no earlier than June 30, 2006 or the refinancing of the medium term notes on terms reasonably satisfactory to the required lenders (as defined in the new credit facility) with indebtedness having a maturity no earlier than June 30, 2006, which refinancing may be effected through the incurrence of the delayed draw term loan described below. Borrowings under the Company's new credit facility are guaranteed by the Company's non-regulated domestic subsidiaries, and the Company has granted CSFB a security interest in an interest reserve account into which the Company has deposited an amount equal to the estimated interest that will accrue on outstanding borrowings under the new credit facility for the 12-month period following the closing date.

     NUI Utilities' new credit facilities provide for a $50.0 million term loan, a $50.0 million revolving credit facility and a $50.0 million delayed draw term loan. Each of the new facilities bears interest at NUI Utilities' option at either (i) the Euro-Rate (as defined in the new credit facilities) plus 5.0 percent, with a 2.0 percent Euro-Rate floor; or (ii) an Adjusted Base Rate (as defined in the new credit facilities) plus 4.0 percent, with a 3.0 percent floor. The new credit facilities currently bear interest at 7.0 percent per annum. Under the terms of the delayed draw term loan, NUI Utilities must use any funds drawn under such facility to prepay its medium term notes. The new credit facilities expire on November 22, 2004 and may be extended at NUI Utilities' option for one additional 364-day term, subject to certain conditions, including the receipt of any required regulatory approvals. NUI Utilities' new credit facilities are unsecured.

     The Company's and NUI Utilities' credit facilities contain certain covenants, including, without limitation, restrictions on debt, liens, investments and guarantees; the sale of assets; mergers, acquisitions and other business combinations; voluntary prepayment of certain other debt; transactions with affiliates; capital expenditures; sale-leasebacks; the payment of dividends and other restricted payments; and certain financial covenants.

     A copy of the Company's new credit facility is filed herewith as Exhibit
99.1 and a copy of NUI Utilities' new credit facilities is filed herewith as
Exhibit 99.2.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Exhibit Number      Description of Exhibits
--------------      -----------------------

99.1 Credit Agreement, dated as of November 24, 2003, among NUI Corporation, the lenders party thereto from time to time and Credit Suisse First Boston, acting through its Cayman Island Branch, as sole lead arranger.

99.2 Credit Agreement, dated as of November 24, 2003, among NUI Utilities, Inc., the lenders party thereto from time to time and Credit Suisse First Boston, acting through its Cayman Island Branch, as sole lead arranger.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NUI CORPORATION
                                (Registrant)



                                By: /s/ James R. Van Horn
                                   ---------------------------------------------
                                Name:   James R. Van Horn
                                Title:  Chief Administrative Officer, General
                                        Counsel and Secretary

Dated: November 26, 2003

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                                  EXHIBIT INDEX
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Exhibit Number      Description of Exhibits
--------------      -----------------------

99.1 Credit Agreement, dated as of November 24, 2003, among NUI Corporation, the lenders party thereto from time to time and Credit Suisse First Boston, acting through its Cayman Island Branch, as sole lead arranger.

99.2 Credit Agreement, dated as of November 24, 2003, among NUI Utilities, Inc., the lenders party thereto from time to time and Credit Suisse First Boston, acting through its Cayman Island Branch, as sole lead arranger.